UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 19, 2008

Wachovia Corporation

(Exact Name of Registrant as Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

1-10000	56-0898180
(Commission File Number)	(IRS Employer Identification No.)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of Principal Executive Offices)	(Zip Code)

(704) 374-6565

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2007 annual meeting of stockholders of Wachovia Corporation (“Wachovia”) held on April 17, 2007, Wachovia’s stockholders approved an amendment to Wachovia’s articles of incorporation, recommended by Wachovia’s board of directors, eliminating the provisions in Wachovia’s articles of incorporation classifying the terms of Wachovia’s board of directors. As described in Wachovia’s 2007 Proxy Statement, dated March 9, 2007, the term of each of Wachovia’s Class I directors expires at Wachovia’s 2008 annual meeting of stockholders to be held on April 22, 2008, and in order to facilitate the immediate transition from classified terms to annual terms for all of Wachovia’s directors, on February 19, 2008, each of Wachovia’s current directors in Class II (Jerry Gitt; William H. Goodwin, Jr.; Robert A. Ingram; Mackey J. McDonald; Ruth G. Shaw; and Lanty L. Smith) and Class III (John T. Casteen, III; Maryellen C. Herringer; Joseph Neubauer; Timothy D. Proctor; Van L. Richey; and Dona Davis Young) tendered their resignation, effective February 25, 2008, and were immediately reappointed to the board of directors, effective immediately following such resignation. As a result, the terms of all of Wachovia’s directors will expire at the 2008 annual meeting of stockholders, and all of Wachovia’s directors will be nominated to serve for annual terms and until their successors are duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACHOVIA CORPORATION

Date:	February 25, 2008	By:	/s/ Thomas J. Wurtz
		Name:	Thomas J. Wurtz
		Title:	Senior Executive Vice President and Chief Financial Officer